Exhibit 10.48

Execution Version

LIMITED CONSENT

March 8, 2021

Airspan Networks Inc. Capitol Point

33 Bath Road

Slough, Berkshire SL1 3UF United Kingdom

Attention: David Brant, Chief Financial Officer

Re:	Credit Agreement dated as of December 30, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not defined herein shall have the same meanings assigned to such terms in the Credit Agreement) by and among Airspan Networks Inc., a Delaware corporation (“Airspan” or the “Borrower” or “you”), the Guarantors party thereto from time to time, the Lenders from time to time party thereto and DBFIP ANI LLC, a Delaware limited liability company (“DBFIP”) in its capacity as Administrative Agent and Collateral Agent (DBFIP together with its successors and assigns in such capacities, the “Agent”).

Ladies and Gentlemen:

You have advised the Agent and the Lenders that Airspan intends to consummate a merger in which Airspan will merge with Artemis Merger Sub Corp., a Delaware corporation (“NB Merger Sub”), and a wholly-owned subsidiary of New Beginnings Acquisition Corp., a Delaware corporation (“NB”), with Airspan being the surviving corporation and a wholly-owned subsidiary of NB (the “Merger”). The Merger will be consummated pursuant to the terms of that certain Business Combination Agreement (along with the exhibits and schedules thereto, the “Merger Agreement”), to be executed on or about the date hereof among Airspan, NB, and NB Merger Sub (the transactions contemplated thereby and related thereto, including, without limitation, the Merger, along with the payment of fees and expenses in connection therewith, the “Merger Transactions”). The Merger Transactions will be financed with (a) cash in trust of NB and (b) cash proceeds of a private investment in public equity transaction in an aggregate amount of at least $75,000,000 (the “Private Placement”) which will occur substantially contemporaneously with the consummation of the Merger (and, for the avoidance of doubt, not later than the close of business on the Merger Closing Date) (the “Equity Contribution” and together with the closing of the Proposed Amendment, the Private Placement and the Merger Transactions, the “De-SPAC Transactions”). This letter is delivered to you from the Agent and each of Lenders regarding the Borrower’s request for a consent to the De-SPAC Transactions pursuant to the terms of the Credit Agreement and the IP Hold-Co Operating Agreement.

1.	Consent.

In connection with the foregoing request and subject to the satisfaction of the conditions precedent to this consent set forth in Section 2 below, the Agent and each of the Lenders hereby (i) consents under the Loan Documents and the IP Hold-Co Operating Agreement to the following (the “Consented Activities”):

(x) the Borrower’s execution of the Merger Agreement in the form attached as Exhibit A hereto; and

(y) the consummation of the De-SPAC Transactions described above, provided that (i) on or prior to the consummation of the De-SPAC Transactions, the Loan Parties enter into an amendment to the Credit Agreement in form and substance satisfactory to the Agent (the “Proposed Amendment” and the Credit Agreement as amended by the Proposed Amendment, the “Amended Credit Agreement”) pursuant to which the parties will effectuate such amendments to the terms of the Credit Agreement and the other Loan Documents necessary to reflect the updated corporate structure of the Loan Parties and the joinder of NB as a Guarantor and as an asset security provider after giving effect to the De- SPAC Transactions, including, without limitation, such amendments necessary to (A) waive the mandatory prepayment that would otherwise be required pursuant to Section 2.01(e)(i)(E) of the Credit Agreement to be made with the proceeds of the De-SPAC Transactions and (B) recognize and effectuate the changes in corporate structure of the Loan Parties and NB’s status as the top tier entity therein and (ii) the conditions precedent to the consummation of the De-SPAC Transactions set forth in Exhibit B are satisfied; and

(ii) deems that all notice requirements with respect to the Consented Activities under the Loan Documents and the IP Hold-Co Operating Agreement, if any, are satisfied.

The consent set forth in the sentence immediately preceding shall be limited precisely as written. No Default, Event of Default or Triggering Event shall arise under the Loan Documents or the IP Hold-Co Operating Agreement as a result of the consummation of the De-SPAC Transactions and the Consented Activities described immediately above. It is understood that this limited consent shall not operate as a consent for any other purpose or a waiver of any other Default, Event of Default or Triggering Event which may now exist or be hereafter arising, shall not constitute a continuing waiver of any provision of the Credit Agreement, any other Loan Document or Transaction Document, or otherwise impair any right, power or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document or any other Transaction Document with respect to any other Defaults, Events of Default or Triggering Events.

2.	Conditions Precedent.

The limited consent set forth in Section 1 shall only become effective, as of the date hereof, upon satisfaction of the following conditions:

(a) The Agent shall have received each of the following in form and substance satisfactory to the Agent:

(i)	a copy of this letter duly executed and acknowledged by each of the Borrower, the Guarantors and each Lender party to the Credit Agreement;

(ii)	Copies of the execution versions of the Merger Agreement and of each of the other Ancillary Agreements (as defined in the Merger Agreement) to be entered into by a Loan Party in connection with the De-SPAC Transactions (including any Subscription Agreements (as defined in the Merger Agreement) relating to the Private Placement);

(b) The Administrative Agent shall have received payment from the Borrower, for the ratable account of each Lender in proportion to its percentage of the aggregate outstanding principal amount of the Loans and the unused Delayed Draw Term Loan Commitments of the Lenders as of the date hereof, a consent fee (the “Consent Fee”) in immediately available funds in an amount equal to $200,000. The Consent Fee, once paid, shall not be refundable.

(c) The Borrower shall have paid, caused to be paid, or made arrangements satisfactory to the Agent to pay, all fees, costs and expenses then due and payable pursuant to and subject to the limitations of Section 13.02 of the Credit Agreement, in each case to the extent invoiced prior to the date of this letter (including fees and expenses of Reed Smith LLP and other external counsel to the Secured Parties).

3.	Ratifications; Reference to Credit Agreement, etc.

(a) Except as expressly modified and superseded by this letter, the terms and provisions of the Credit Agreement and other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each of the Loan Parties, the Lenders and the Agent agree that the Credit Agreement and other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, receivership, reorganization or similar laws and general principles of equity, regardless of whether considered in a proceeding in equity or at law. Each of the Loan Documents and Transaction Documents, including the Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, is hereby amended so that any reference in such Loan Document or Transaction Document to the Credit Agreement shall mean a reference to the Credit Agreement as modified hereby. This letter shall constitute a Loan Document.

(b) By delivering a counterparty acknowledgement hereto, each Loan Party hereby confirms that after giving effect to the consent contained herein (i) no Default or Event of Default has occurred and is continuing (ii) each of the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects on and as of the date of this letter, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties remain true and correct in all material respects as of such earlier date and, in the case of any of the foregoing, other than representations that are qualified by materiality, which are true and correct in all respects, (iii) no event, change or condition has occurred that has had or could reasonably be expected to have, a Material Adverse Effect, and (iv) its Obligations are entitled to the benefits of the pledges, security and guarantees as applicable described in the Loan Documents and agrees that this letter and consents and amendments to the Loan Documents contained herein shall not limit or diminish the obligations of the Borrower or any other Loan Party under the Credit Agreement or any other Loan Document, and each Loan Party reaffirms its obligations under the Credit Agreement and each of the other Loan Documents to which it is a party. Each Loan Party further acknowledges and agrees that as of the date hereof, it has no claim, defense or set-off right against any Secured Party of any nature whatsoever, whether sounding in tort, contract or otherwise, and has no claim, defense or set-off of any nature whatsoever to the enforcement by any Secured Party of the full amount of the Loans and other obligations of the Loan Parties under the Credit Agreement and the other Loan Documents. Notwithstanding the foregoing, to the extent that any claim, cause of action, defense or set-off against any Secured Party or their enforcement of the Credit Agreement, any note, or any other Loan Document, of any nature whatsoever, known or unknown, fixed or contingent, does nonetheless exist or may exist on the date hereof, in consideration of the Lenders’ and the Agent’s entering into this Consent, each Loan Party irrevocably and unconditionally waives and releases fully each and every such claim, cause of action, defense and set-off which exists or may exist on the date hereof.

4.	Governing Law. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF ANOTHER LAW.

5.	Successors and Assigns. This letter is binding upon and shall inure to the benefit of the Loan Parties, the Lenders and the Agent and their respective successors and permitted assigns, except that none of the Loan Parties may assign or transfer any of its rights or delegate any of its duties or obligations hereunder without the prior written consent of the Agent and the Lenders.

6.	Counterparts; Electronic Signatures. This letter may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Executed counterparts of a signature page to this letter may be delivered by facsimile or electronic messaging system, and if so delivered shall have the same force and effect as manually signed originals for all purposes.

7.	Headings. The headings, captions and arrangements used in this letter are for convenience only and shall not affect the interpretation of this letter.

8.	Entire Agreement. THIS LETTER, THE CREDIT AGREEMENT AND ALL OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN OR AMONG THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS.

AIRSPAN NETWORKS INC.

If the foregoing agreements evidence your understanding and agreement, please acknowledge by executing this letter in the space provided below.

Very truly yours,

DBFIP ANI LLC,
a Delaware limited liability company, as Agent and as a Lender

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	Managing Partner

PENDRELL CORPORATION, as a Lender

By:	/s/ Steve Ednie
Name:	Steve Ednie
Title:	CFO – Pendrell Corporation

AIRSPAN NETWORKS INC.
CONSENT LETTER

ACCEPTED AND AGREED TO

AS OF THE DATE FIRST ABOVE WRITTEN:

AIRSPAN NETWORKS INC.

a Delaware corporation

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN IP HOLDCO LLC,
a Delaware limited liability company

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN NETWORKS (SG) INC.,
a Delaware corporation

By:	/s/ David Brant
Name	David Brant
Title:	Senior Vice President and Chief Financial Officer:

MIMOSA NETWORKS, INC.,
a Delaware corporation

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Secretary

MIMOSA NETWORKS INTERNATIONAL, LLC,
a Delaware limited liability company

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN NETWORKS INC.

CONSENT LETTER

AIRSPAN COMMUNICATIONS LIMITED,
a United Kingdom corporation

By:	/s/ David Brant
Name:	David Brant
Title:	Director

AIRSPAN NETWORKS LTD.
an Israel corporation

By:	/s/ David Brant
Name:	David Brant
Title:	Director

Airspan Japan KK,
a Japanese corporation

By:	/s/ Henrik Smith Petersen
Name:	Henrik Smith Petersen
Title:	CSMO and MD

AIRSPAN NETWORKS INC.

CONSENT LETTER

EXHIBIT A

Merger Agreement

(See Attached)

[Filed as Annex A to the Registration Statement on Form S-4]

A-1

EXHIBIT B

CONDITIONS TO CONSUMMATION OF THE TRANSACTION

Capitalized terms used but not defined in this Exhibit B shall have the meanings set forth in the consent letter to which this Exhibit B is attached or the Credit Agreement, as applicable. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit B shall be determined by reference to the context in which it is used.

The effectiveness of the Proposed Amendment and the consummation of the De-SPAC Transactions shall be subject to the following conditions:

1. All accrued fees and reasonable and documented out-of-pocket expenses of the Administrative Agent and the Lenders required under Section 13.02 of the Credit Agreement (including, without limitation, the fees and expenses of counsel for the Administrative Agent and the Lenders) shall have been paid by or will be paid within two Business Days after the consummation of the De-SPAC Transaction (subject to the limitations with respect thereto set forth in Section 13.02 of the Credit Agreement).

2. The representations and warranties set forth in the Bring-Down Certificate shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of the date of the consummation of the De-SPAC Transactions (the “Merger Closing Date”) with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate solely to an earlier date in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date.

3. No Default or Event of Default shall have occurred and be continuing.

4. Execution and delivery of the Proposed Amendment and other required loan and collateral documentation with respect to the Proposed Amendment consistent with this letter and otherwise reasonably satisfactory to the Agent, including (a) customary legal opinions from the Loan Parties’ United States legal counsel, (b) updated insurance certificates evidencing that (i) NB, each of its U.S. subsidiaries and their respective properties are covered by insurance policies that are similar in scope and coverage to the Loan Parties’ insurance policies or newly obtained insurance policies that will be in effect on the Merger Closing Date and (ii) the Agent has been named as additional insured (in the case of liability insurance) or lenders’ loss payee (in the case of property and casualty insurance) thereunder, in each case in the manner required by the Amended Credit Agreement and in accordance with past practice (together with applicable endorsements), (c) a duly executed Counterpart Agreement under the Amended Credit Agreement (or equivalent) and/or other supplemental documentation (including, without limitation, customary organizational and governing documents and evidence of authority and good standing (or equivalent) from the applicable jurisdiction of formation) as applicable, for (1) NB and (2) subsidiaries of NB (if any) that will become Loan Parties on the Merger Closing Date, (d) customary officers’ incumbency and closing certificates (solely with respect to the satisfaction of the closing conditions set forth in this Exhibit B and including the Bring-Down Certificate set forth in Exhibit C to this letter), and (e) a certificate from NB’s chief financial officer (upon giving effect to the Merger Transactions) certifying on behalf of NB and its subsidiaries, that as of the Merger Closing Date and after giving effect to the De-SPAC Transactions, (i) each of NB and Airspan is and will be Solvent, and (ii) NB and each of its subsidiaries (including, for the avoidance of doubt, the Loan Parties), on a consolidated basis, are and will be Solvent (provided, that, such certificate shall be in substantially the same form as the similar certificate provided by the Borrower on the Closing Date). Notwithstanding the foregoing it is hereby understood and agreed that, to the extent (x) any security interest in any Collateral is not or cannot be perfected on the Merger Closing Date in accordance with the Collateral and Guaranty Requirement (other than assets with respect to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code), (y) the endorsements required to comply with the foregoing clause (b)(ii) of this Section 5 cannot be obtained by the Merger Closing Date, in each case, after your use of commercially reasonable efforts to do so or without undue burden or expense, or (z) to the extent otherwise agreed by the Agent in its sole discretion, then the grant, provision and/or perfection of a security interest in such Collateral or the delivery of such endorsements or other deliverable, as applicable, shall not constitute a condition precedent to the effectiveness of the Proposed Amendment, but instead shall be treated as a Post-Closing Obligation subject to the requirements of Section 6.26 of the Credit Agreement and shall be required to be delivered within sixty (60) days of the Merger Closing Date or otherwise pursuant to arrangements and timing to be mutually agreed by the Agent and the Borrower acting reasonably; notwithstanding the foregoing, all Certificated Securities (as defined in the Security Agreement) constituting Collateral in which a security interest is not or cannot be provided on the Merger Closing Date in accordance with the Collateral and Guaranty Requirement shall be required to be delivered, together with duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Agent, within ten (10) Business Days of the Merger Closing Date (or such later date agreed by the Agent in its sole discretion). Airspan shall remain the “Borrower” under the Amended Credit Agreement and the Loan Documents, notwithstanding anything to the contrary set forth herein or in any Loan Document.

5. Since the date of the signing of the Merger Agreement there shall not have been a Company Material Adverse Effect or a Parent Material Adverse Effect (each as defined in the Merger Agreement as in effect on the date hereof).

6. The Merger Agreement shall be in full force and effect. The closing of the Merger shall occur in accordance with applicable law and on the terms set forth in the Merger Agreement and in compliance with applicable law and regulatory approvals, and no provision of the Merger Agreement (as in effect on the date hereof) shall have been waived, amended, supplemented, or otherwise modified in a manner adverse to the Secured Parties in any material respect without the consent of the Agent. For purposes of the foregoing condition, it is hereby understood and agreed that (a) any reduction in the Merger Consideration (as defined in the Merger Agreement as in effect on the date hereof) in connection with the Merger Agreement (as in effect on the date hereof), other than a reduction in the Merger Consideration in accordance with the terms of the Merger Agreement as in effect of the date hereof (including, without limitation, working capital adjustments), shall be deemed to be materially adverse to the interests of the Secured Parties (in their capacities as such), (b) any increase in the Merger Consideration in connection with the Merger Agreement (as in effect on the date hereof) shall not be materially adverse to the interests of the Secured Parties (in their capacities as such) so long as such increase is funded with common equity contributions, (c) any Aggregate Stock Consideration adjustment expressly contemplated by the Merger Agreement (as in effect on the date hereof) shall not be considered an amendment, waiver or other modification of the Merger Agreement, (d) any change to or consent granted under the definition of Company Material Adverse Effect or Parent Material Adverse Effect (each as defined in the Merger Agreement as in effect on the date hereof) shall be deemed to be materially adverse to the Secured Parties, (e) any action taken by NB or any of its subsidiaries (including, without limitation, NB Merger Sub) at the request of Airspan that would constitute an exception to the definition of Company Material Adverse Effect or Parent Material Adverse Effect (each as defined in the Merger Agreement as in effect on the date hereof) shall be deemed to be materially adverse to the interests of the Secured Parties (in their capacities as such), and (f) any action taken by Airspan or any of its subsidiaries at the request of NB or NB Merger Sub that would constitute an exception to the definition of Company Material Adverse Effect or Parent Material Adverse Effect (each as defined in the Merger Agreement as in effect on the date hereof) shall be deemed to be materially adverse to the interests of the Secured Parties (in their capacities as such).

7. The Loan Parties and NB and its subsidiaries will have provided at least five (5) Business Days prior to the Merger Closing Date the documentation and other information to the Agent that is required by regulatory authorities under applicable “know your customer” and anti- money- laundering rules and regulations, including, without limitation, the Act, to the extent requested, and such information shall have been successfully confirmed by the Agent.

8. All representations and warranties in the Amended Credit Agreement shall be made as of the Merger Closing Date; provided, that, only the accuracy in all material respects (or in all respects if already qualified by materiality) of the Specified Representations shall be a condition to effectiveness of the Proposed Amendment. For purposes hereof, “Specified Representations” means the representations and warranties to be made by the Loan Parties in the Amended Credit Agreement relating to corporate or other organizational existence of the Loan Parties, organizational power and authority of the Loan Parties to enter into and perform the definitive documentation for the Proposed Amendment, due authorization, execution, delivery and performance of, and enforceability against the Loan Parties of the definitive documentation for the Proposed Amendment, creation, validity and perfection of first priority security interests under the Collateral Documents (subject to the limitations provided in Section 5 of this Exhibit B), no conflicts of the definitive documentation for the Proposed Amendment with the organizational documents of Loan Parties or with material laws applicable to any Loan Party, margin regulations, anti-corruption laws, sanctions and the Act, the Investment Company Act of 1940 and Solvency of the Loan Parties and their Subsidiaries as of the Merger Closing Date (after giving effect to the De-SPAC Transactions) on a consolidated basis.

9. The Specified Merger Agreement Representations shall be accurate in all respects to the extent that you have the right to terminate your obligations under the Merger Agreement or not consummate the Merger as a result of a breach of such representations in the Merger Agreement. For purposes hereof, “Specified Merger Agreement Representations” means such of the representations made by or on behalf of NB and its subsidiaries (including, without limitation, NB Merger Sub) in the Merger Agreement as are material to the interests of the Secured Parties.

10. On or prior to the Merger Closing Date, the Equity Contribution shall have been made, and after giving effect thereto and the other De-SPAC Transactions, (a) the Key Investors of Airspan shall collectively own greater than 37.1% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of NB on a fully-diluted basis, (b) NB shall directly own and control 100% of the issued and outstanding Equity Interests of Airspan, and (c) Airspan shall directly or indirectly own and control (i) 100% of the issued and outstanding Equity Interests of each other Loan Party (other than IP Hold-Co and NB) and (ii) 99.8% of the issued and outstanding Equity Interests of IP Hold-Co.

11. Airspan shall have delivered to the Agent and the Lenders a written consent executed by Softbank Group Corp. in form and substance satisfactory to the Administrative Agent in its sole discretion, acknowledging that Airspan’s execution of the Merger Agreement and its consummation of the De-SPAC Transactions will not constitute a violation of the Softbank Loan Agreement or any of the Softbank Loan Documents (each as defined in the Credit Agreement).

12. Delivery to the Agent of evidence that all material requisite approvals by Governmental Authorities having jurisdiction over NB and/or any of the Loan Parties necessary for the De-SPAC Transactions shall have been obtained.

EXHIBIT C

FORM OF BRING-DOWN CERTIFICATE

[Exhibit omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K.]

C-1